Exhibit 10.5

Flexjet, Inc.

Cuyahoga County Airport
26180 Curtiss Wright Parkway
Cleveland, Ohio 44143

October 11, 2022

c/o Eldridge Industries, LLC

600 Steamboat Road, Suite 200

Greenwich, CT 06830

Attention: General Counsel

Re:         Eldridge Back-Stop Letter Agreement

Ladies and Gentleman:

Reference is made to that certain Business Combination Agreement (as amended, supplemented and restated from time to time, the “BCA”), dated as of the date hereof, by and among Flexjet, Inc. (“Flexjet”), Horizon Acquisition Corporation II (“SPAC”), and the other parties thereto. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the BCA.

On the terms and subject to the conditions set forth in this letter agreement (this “Agreement”), Eldridge hereby commits and agrees to execute and deliver, or to cause one of its Affiliates to execute and deliver, a Subscription Agreement, substantially in the form attached hereto as Exhibit A (or such other form as is contemplated by Section 1, the “Subscription Agreement”) pursuant to which it shall purchase shares of Flexjet Common Stock, par value $0.0001 per share (the shares of Flexjet Common Stock to be purchased by Eldridge or its Affiliate under the Subscription Agreement, the “Eldridge Subscribed Stock”), at a purchase price of $10.00 per Flexjet Common Stock, for an aggregate purchase price equal to the aggregate amount payable with respect to all SPAC Share Redemptions up to $145,000,000 (the “Back-Stop Amount”). The Back-Stop Amount shall be reduced dollar-for-dollar to the extent the sum of (x) the aggregate amount of subscriptions for shares of Flexjet Common Stock made by additional PIPE Investors other than Eldridge or any of its Affiliates after the date hereof and (y) the Back-Stop Amount would exceed $275,000,000 in the aggregate. Eldridge shall not, under any circumstances, be obligated to purchase, or to cause any of its Affiliates to purchase, any shares of Flexjet Common Stock for an aggregate purchase price in excess of $145,000,000 in connection with this Agreement.

In consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agrees as follows:

1.                Back-Stop. Each of Eldridge and Flexjet hereby agrees that (a) it shall deliver to the other a duly executed counterpart to the Subscription Agreement signed by it (or, in the case of Eldridge, one of its Affiliates) for an aggregate purchase price payable by Eldridge (or its applicable Affiliate) equal to the Back-Stop Amount by no later than promptly following and on the same Business Day as the SPAC Shareholders’ Meeting (but in no event earlier than any subscription agreement executed by Flexjet and any Third Party Investor (as defined below)), and (b) Flexjet shall deliver to Eldridge or its applicable Affiliate the Eldridge Subscribed Stock pursuant and subject to the terms and conditions of the Subscription Agreement. Flexjet and Eldridge each acknowledge and agree that, following the date hereof, Flexjet is expected to seek to enter into one or more subscription agreements with certain additional PIPE Investors (such potential investors who may subscribe, the “Third Party Investors”). In connection therewith, it is contemplated that the form of subscription agreement initially provided to the Third Party Investors will be in the same form as the Subscription Agreement, but that the Third Party Investors may require amendment or modification of the terms of the form of subscription agreement as a condition to the execution and delivery thereof. To the extent that the subscription agreement entered into by any Third Party Investor is so amended or modified, then the Subscription Agreement executed and delivered by Eldridge or its applicable Affiliate pursuant to this Agreement shall be amended or modified in the same manner such that Eldridge or its applicable Affiliate will sign and deliver the same form of subscription agreement as the Third Party Investors, other than with respect to the $10 purchase price per share of Flexjet Common Stock to be purchased by Eldridge or its Affiliate as described in this Agreement which shall not be amended or modified.

2.                Back-Stop Commitment Fee. As consideration for the obligation of Eldridge hereunder to enter into the Subscription Agreement and to purchase the Eldridge Subscribed Stock at the Closing thereunder, Flexjet agrees to pay to Eldridge at the Closing a fee equal to 3% of the Back-Stop Amount actually funded by Eldridge or its Affiliates under the Subscription Agreement (the “Back-Stop Commitment Fee”). The Back-Stop Commitment Fee shall be offset against the Back-Stop Amount payable by Eldridge or its applicable Affiliate under the Subscription Agreement. Any amount of the Back-Stop Commitment Fee that is payable in cash shall be considered a Company Transaction Expense payable by Flexjet to Eldridge at the Closing in accordance with the terms of the BCA.

3.                Eldridge Representations and Warranties. Eldridge represents and warrants to Flexjet that:

(a)              Eldridge (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Agreement.

(b)             This Agreement has been duly authorized, executed and delivered by Eldridge, and, assuming the due authorization, execution and delivery of the same by Flexjet, this Agreement shall constitute the valid and legally binding obligation of Eldridge, enforceable against Eldridge in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)              The execution, delivery and performance by Eldridge of this Agreement, the purchase of the Eldridge Subscribed Stock (if applicable) and the compliance by Eldridge with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Eldridge pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Eldridge is a party or by which Eldridge is bound or to which any of the property or assets of Eldridge is subject; (ii) the organizational documents of Eldridge; or (iii) any statute or any judgment, order, rule or regulation of any court or Governmental Authority or body, domestic or foreign, having jurisdiction over Eldridge or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Eldridge Material Adverse Effect. For purposes of this Agreement, an “Eldridge Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Eldridge that would reasonably be expected to have a material adverse effect on Eldridge’s ability to consummate the transactions contemplated hereby, including the purchase of the Eldridge Subscribed Stock (if applicable).

2

(d)             Eldridge (i) is (x) an Institutional Account as defined in FINRA Rule 4512(c) and (y) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act), (ii) is acquiring the Eldridge Subscribed Stock (if applicable) only for its own account and not for the account of others, or, if Eldridge is subscribing for the Eldridge Subscribed Stock as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor and Eldridge has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Eldridge Subscribed Stock (if applicable) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Eldridge is not an entity formed for the specific purpose of acquiring the Eldridge Subscribed Stock, unless such newly formed entity is an entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c).

(e)              Eldridge understands that the Eldridge Subscribed Stock is being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Eldridge Subscribed Stock has not been registered under the Securities Act. Eldridge understands that if it acquires Eldridge Subscribed Stock under the Subscription Agreement, such Eldridge Subscribed Stock may not be offered, resold, transferred, pledged or otherwise disposed of by Eldridge absent an effective registration statement under the Securities Act, except (i) to Flexjet or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities Laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Eldridge may not be able to readily resell the Eldridge Subscribed Stock and may be required to bear the financial risk of an investment in the Eldridge Subscribed Stock for an indefinite period of time. Eldridge acknowledges and agrees that the Eldridge Subscribed Stock will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), absent a change in law, receipt of regulatory no-action relief or an exemption, until at least one year from the filing of certain required information with the SEC after the Closing Date. Eldridge understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Eldridge Subscribed Stock.

(f)              Eldridge understands that each book entry for the Eldridge Subscribed Stock shall contain a notation in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) AGREES FOR THE BENEFIT OF FLEXJET, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

3

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(g)             Eldridge understands and agrees that Eldridge is purchasing the Eldridge Subscribed Stock (if applicable) directly from Flexjet. Eldridge further acknowledges that there have not been, and Eldridge hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Eldridge by Flexjet, any Participant Company (as defined below), any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the transactions contemplated herein or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Flexjet to be included in the Subscription Agreement. Eldridge acknowledges that certain information provided by Flexjet was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Eldridge further acknowledges that the information provided to Eldridge was preliminary and subject to change, including in the Registration Statement that Flexjet intends to file with the SEC (which will include substantial additional information about the Flexjet, the Participant Companies and the Transactions and will update and supersede the information previously provided to Eldridge).

(h)             In making its decision to purchase the Eldridge Subscribed Stock on the terms and subject to the conditions set forth in this Agreement, Eldridge has relied solely upon independent investigation made by Eldridge and the representations and warranties made by Flexjet to be included in the Subscription Agreement. Eldridge acknowledges and agrees that Eldridge has received such information as Eldridge deems necessary in order to make an investment decision with respect to the Eldridge Subscribed Stock, including with respect to Flexjet, SPAC, Epic Aero, Inc., the other parties to the BCA and their respective current and future subsidiaries (collectively, the “Participant Companies”) and the transactions contemplated herein.

(i)               Eldridge represents and agrees that Eldridge and Eldridge’s professional advisors, if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Eldridge and such undersigned’s professional advisors, if any, have deemed necessary to make an investment decision with respect to the Eldridge Subscribed Stock. Without limiting the generality of the foregoing, Eldridge acknowledges that it has reviewed SPAC’s filings with the SEC.

4

(j)               Eldridge acknowledges that (i) Flexjet currently may have, and later may come into possession of, information regarding Flexjet that is not known to Eldridge and that may be material to a decision to enter into this transaction (“Excluded Information”), (ii) Eldridge has determined to enter into this transaction notwithstanding its lack of knowledge of the Excluded Information, and (iii) no Participant Company shall have liability to Eldridge, and Eldridge hereby to the extent permitted by law waives and releases any claims it may have against the Participant Companies with respect to the nondisclosure of the Excluded Information.

(k)             Eldridge became aware of this offering of the Eldridge Subscribed Stock solely by means of direct contact between Eldridge and a Participant Company or one of its respective representatives or Affiliates and the Eldridge Subscribed Stock was offered to Eldridge solely by direct contact between Eldridge and the applicable Participant Company (or its respective representative or Affiliate). Eldridge did not become aware of this offering of the Eldridge Subscribed Stock, nor was the Eldridge Subscribed Stock offered to Eldridge, by any other means. Eldridge acknowledges that the Eldridge Subscribed Stock (i) was not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) is not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l)               Eldridge acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Eldridge Subscribed Stock, including those set forth in SPAC’s filings with the SEC and the investor presentation dated October 2022 made available to Eldridge by Flexjet prior to the execution of this Agreement. Eldridge understands the significant extent to which certain of the disclosures contained in SPAC’s filings with the SEC prior to the date hereof shall not apply following the consummation of the Transaction. Eldridge has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Eldridge Subscribed Stock, and Eldridge has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Eldridge has considered necessary to make an informed investment decision. No Participant Company nor any of its respective Affiliates has offered Eldridge any tax advice relating to Eldridge’s potential investment in the Eldridge Subscribed Stock, or made any representations, warranties or guarantees regarding the tax consequences of Eldridge’s potential investment in the Eldridge Subscribed Stock.

(m)            Alone, or together with any professional advisors, Eldridge has adequately analyzed and fully considered the risks of an investment in the Eldridge Subscribed Stock and determined that the Eldridge Subscribed Stock are a suitable investment for Eldridge and that Eldridge is able at this time and in the foreseeable future to bear the economic risk of a total loss of Eldridge’s investment in Flexjet. Eldridge acknowledges specifically that a possibility of total loss exists.

(n)             Eldridge understands and agrees that no federal or state agency or any other government or Governmental Authority (whether foreign or domestic) has passed upon or endorsed the merits of the offering of the Eldridge Subscribed Stock or made any findings or determination as to the fairness of this investment.

5

(o)             Eldridge is not, and is not owned or controlled by or acting on behalf of (in connection with the transactions contemplated hereby), a Sanctioned Person. Eldridge is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Eldridge represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Eldridge maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Eldridge also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Eldridge further represents and warrants that the funds held by Eldridge and used to purchase the Eldridge Subscribed Stock (if applicable) will be derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions-related list of designated or blocked or restricted persons, (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region) or (iii) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (A) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (B) the European Union and enforced by its member states, (C) the United Nations and (D) Her Majesty’s Treasury.

(p)             Eldridge, together with its Affiliates that will hold the Eldridge Subscribed Stock (if applicable), are not currently (and at all times through the Closing will refrain from being or becoming) members of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of Flexjet (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(q)             No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Flexjet as a result of the purchase and sale of Eldridge Subscribed Stock under the Subscription Agreement (if applicable) such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Flexjet from and after the Closing as a result of the purchase and sale of Eldridge Subscribed Stock under the Subscription Agreement (if applicable).

(r)              If Eldridge is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Eldridge represents and warrants that (i) neither Flexjet, nor any of its respective Affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Eldridge Subscribed Stock (if applicable), and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Eldridge Subscribed Stock (if applicable) and (ii) the acquisition and holding of the Eldridge Subscribed Stock (if applicable) will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(s)              At the applicable date, Eldridge or its applicable Affiliate will have sufficient funds to pay the Back-Stop Amount.

6

(t)               No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the entry into this Agreement by Eldridge or performance of its obligations hereunder.

(u)             At all times at or prior to the Closing, Eldridge has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Eldridge Subscribed Stock.

(v)             Eldridge acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Participating Companies.

4.                Miscellaneous.

a.                This Agreement shall terminate automatically and immediately (without prejudice to any claims that may arise before such termination) upon the earliest of:

i.	the mutual written agreement of Flexjet and Eldridge;

ii.	the due execution and delivery of the Subscription Agreement by each of the parties thereto; and

iii.	the date on which the BCA is terminated or otherwise expires in accordance with its terms.

b.                This Agreement and the rights and obligations of the parties hereunder will be governed by and construed under and in accordance with the laws of the State of Delaware without regard to the conflict of law rules or principles thereof. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury with respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Agreement. Each party hereto acknowledges and agrees that in the event of a breach of this Agreement, the non-breaching party shall be entitled to, in addition to any other remedy at law or in equity to which they may be entitled, specific performance or other equitable relief, all without the necessity of posting any bond or other security.

c.                This Agreement shall be binding solely on, and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns, and nothing set forth in this Agreement shall be construed to confer upon or give to any person other than the parties hereto and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce any provisions of this Agreement.

7

d.                This Agreement supersedes any prior written or oral understanding or agreements between the parties hereto related to the subject matter hereof (other than any confidentiality agreement, non-disclosure agreement or other confidentiality obligation). This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement may be executed in any number of counterparts (including by facsimile, PDF or other electronic document transmission), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com, PDF and any other electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

e.                This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Without limiting the generality of the foregoing, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any named party to this Agreement and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) under or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[Remainder of page intentionally left blank]

8

Very truly yours,

FLEXJET, INC.

By:	/s/ Kenneth C. Ricci
Name:	Kenneth C. Ricci
Title:	President and Chairman

Signature Page to Eldridge Back-Stop Letter Agreement

Accepted and agreed:

ELDRIDGE INDUSTRIES, LLC

By:	/s/ Todd L. Boehly
Name: Todd L. Boehly
Title Chief Executive Officer

Signature Page to Eldridge Back-Stop Letter Agreement

Exhibit A

Form of Subscription Agreement

Please see attached.

Exhibit A to Eldridge Back-Stop Letter Agreement

FORM OF

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [●], 202[●], by and between Flexjet, Inc., a Delaware corporation (“Flexjet”) and the undersigned subscriber (“Subscriber”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA (as defined below).

WHEREAS, Flexjet entered into that certain Business Combination Agreement, dated as of October 11, 2022, by and among Flexjet, Epic Aero, Inc., Horizon Acquisition Corporation II (the “SPAC”), and the other parties thereto (as amended, supplemented or otherwise modified from time to time, the “BCA”);

WHEREAS, in connection with the transactions contemplated by the BCA, Subscriber desires to subscribe for and purchase from Flexjet, that number of shares of Flexjet Common Stock set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and at the Closing, Flexjet desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Flexjet, all on the terms and subject to the conditions set forth herein; and

WHEREAS, on or prior to the Closing, Flexjet is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Other Subscribers have agreed to subscribe for and purchase from Flexjet, and Flexjet desires to issue and sell to the Other Subscribers at the Closing, shares of Flexjet Common Stock at the Per Share Price (the shares of the Other Subscribers, the “Other Subscribed Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.                Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase, and Flexjet hereby agrees to issue and sell to Subscriber upon the payment of the Purchase Price, in each case, at the Closing, the Subscribed Shares (such subscription and issuance, the “Subscription”).

Section 2.                Closing; Delivery of Shares; Conditions.

(a)                The consummation of the Subscription and the transactions contemplated hereby shall occur substantially simultaneously with, and be conditioned upon the occurrence of, the Closing. The date on which the closing of the transactions contemplated herein occurs is referred to as the “Subscription Closing Date”.

(b)                At least five Business Days before the anticipated Subscription Closing Date, Flexjet shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Subscription Closing Date and (ii) the wire instructions for delivery of the Purchase Price to Flexjet. No later than three Business Days prior to the Subscription Closing Date set forth in the Closing Notice, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by Flexjet in the Closing Notice, such funds to be held by Flexjet in trust for the benefit of Subscriber until the Closing (with Subscriber being treated as the beneficial owner of the Purchase Price until the Closing). Upon satisfaction (or, if applicable, waiver) of the conditions set forth in Sections 2(d), 2(e) and 2(f), Flexjet shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities Laws), in the name of Subscriber (or its nominee identified to Flexjet in writing no less than one Business Day prior to the Closing), and (ii) as promptly as practicable after the Closing, evidence from Flexjet’s transfer agent of the issuance to Subscriber of the Subscribed Shares (in book entry form and containing customary restrictive legends) on and as of the Subscription Closing Date. Upon delivery of the Subscribed Shares to Subscriber (or its nominee, if applicable), in accordance with Section 2(b)(i), the Purchase Price shall cease to be held by Flexjet in trust for the benefit of Subscriber and shall be owned by Flexjet.

(c)                In the event that (i) the Closing does not occur within five Business Days after the anticipated Subscription Closing Date specified in the Closing Notice or (ii) this Subscription Agreement is terminated prior to the Closing but after Subscriber has funded the Purchase Price in accordance with the Closing Notice, then, in either case, unless otherwise agreed to in writing by Flexjet and Subscriber, Flexjet shall promptly (but in no event later than seven Business Days after the anticipated Subscription Closing Date specified in the Closing Notice or the date on which this Subscription Agreement is terminated, as applicable) return the Purchase Price so delivered by Subscriber to Flexjet by wire transfer in immediately available funds to the account specified in writing by Subscriber to Flexjet, and the Subscribed Shares (and any book entries in respect thereof) shall be deemed cancelled. Notwithstanding any such return or cancellation, unless and until this Subscription Agreement is terminated in accordance with Section 6, Subscriber shall remain obligated (A) to redeliver funds to Flexjet in escrow following Flexjet’s delivery to Subscriber of a new Closing Notice and (B) to consummate the closing of the transactions herein on the Subscription Closing Date in accordance with this Subscription Agreement. For the purposes of this Subscription Agreement, “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

(d)                The closing of the transactions contemplated herein shall be subject to the satisfaction, or valid waiver by each of the parties hereto, of the conditions that, on the Subscription Closing Date:

(i)	no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)	(A) all conditions precedent to the closing of the Transactions set forth in the BCA shall have been satisfied (as determined by the parties to the BCA) or waived (other than those conditions which, by their nature, are to be satisfied at the Closing of the Transactions pursuant to the BCA) and (B) the closing of Company Merger be scheduled to occur substantially concurrently with the closing of the transactions contemplated by this Subscription Agreement; and

(iii)	no Governmental Authority shall have issued, enforced or entered any judgment or order, which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(e)                The obligation of Flexjet to consummate the transactions contemplated herein shall be subject to the satisfaction or valid waiver by Flexjet of the additional conditions that, on the Subscription Closing Date:

(i)	all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the transactions contemplated herein shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing; and

(ii)	Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(f)                 The obligation of Subscriber to consummate the transactions contemplated herein shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Subscription Closing Date:

(i)	all representations and warranties of Flexjet contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Flexjet Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date (other than representations and warranties that are qualified as to materiality or Flexjet Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the transactions contemplated herein shall constitute a reaffirmation by Flexjet of each of the representations, warranties and agreements of Flexjet contained in this Subscription Agreement as of the Closing;

(ii)	no amendment of the BCA shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has consented in writing to such amendment; and

(iii)	Flexjet shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(g)                Prior to or at the Closing, Subscriber shall deliver all such other information as is reasonably requested by Flexjet in order for Flexjet to issue the Subscribed Shares to Subscriber, including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 3.                Flexjet Representations and Warranties. Flexjet represents and warrants to Subscriber that:

(a)                Flexjet (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Flexjet Material Adverse Effect. For purposes of this Subscription Agreement, a “Flexjet Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Flexjet and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Flexjet’s ability to consummate (A) the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares or (B) the Transactions.

(b)                As of the Subscription Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Flexjet’s Organizational Documents (as adopted on or prior to the Subscription Closing Date) or the laws of its jurisdiction of incorporation.

(c)                This Subscription Agreement has been duly authorized, executed and delivered by Flexjet, and, assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of Flexjet, enforceable against Flexjet in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

(d)                Assuming the accuracy of the representations and warranties of Subscriber, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by Flexjet with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Flexjet pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Flexjet is a party or by which Flexjet is bound or to which any of the property or assets of Flexjet is subject; (ii) the Organizational Documents of Flexjet; or (iii) any statute or any judgment, order, rule or regulation of any court or Governmental Authority or body, domestic or foreign, having jurisdiction over Flexjet or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Flexjet Material Adverse Effect.

(e)                Assuming the accuracy of the representations and warranties of Subscriber, Flexjet is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or U.S. federal, state, local or other Governmental Authority, self-regulatory organization (including the New York Stock Exchange (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance by Flexjet of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable local or U.S. state securities laws, (ii) those required to consummate the Transactions as provided under the BCA, including under Section 8.2, (iii) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (iv) filings, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Flexjet Material Adverse Effect.

(f)                 Except for such matters as have not had and would not be reasonably likely to have a Flexjet Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a Governmental Authority or arbitrator pending, or, to the knowledge of Flexjet, threatened in writing against Flexjet or (ii) judgment, decree, injunction, ruling or order of any Governmental Authority or arbitrator outstanding against Flexjet.

(g)                Neither Flexjet nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subscribed Shares.

(h)                No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(i)                 There are no securities or instruments issued by or to which Flexjet is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the Other Subscribed Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Subscription Closing Date.

(j)                 The Other Subscription Agreements reflect (i) the same Per Share Price per Other Subscribed Share and (ii) other terms with respect to the purchase of the Other Subscribed Shares that are no more favorable to the subscriber thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds.

Section 4.                Subscriber Representations and Warranties. Subscriber represents and warrants to Flexjet that:

(a)                If Subscriber is a legal entity, Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)                If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by Flexjet, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)                The execution, delivery and performance by Subscriber of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or Governmental Authority or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d)                Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or, if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided Flexjet with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c).

(e)                Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that the Company is not required to register the Subscribed Shares except as set forth in Section 5. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Flexjet or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities Laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), absent a change in law, receipt of regulatory no-action relief or an exemption, until at least one year from the filing of certain required information with the SEC after the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f)                 Subscriber understands that each book entry for the Subscribed Shares shall contain a notation in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) AGREES FOR THE BENEFIT OF FLEXJET, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(C) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(g)                Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from Flexjet. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by Flexjet, any Participant Company (as defined below), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the transactions contemplated herein or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Flexjet set forth in Section 3. Subscriber acknowledges that certain information provided by Flexjet was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges that the information provided to Subscriber was preliminary and subject to change, including in the Registration Statement that Flexjet intends to file with the SEC (which will include substantial additional information about the Flexjet, the Participant Companies and the Transactions and will update and supersede the information previously provided to Subscriber).

(h)                In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties made by Flexjet in Section 3. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to Flexjet, SPAC, Epic Aero, Inc., the other parties to the BCA and their respective current and future subsidiaries (collectively, the “Participant Companies”) and the transactions contemplated herein.

(i)                 Subscriber represents and agrees that Subscriber and Subscriber’s professional advisors, if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisors, if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed SPAC’s and Flexjet’s filings with the SEC.

(j)                 Subscriber acknowledges that (A) Flexjet currently may have, and later may come into possession of, information regarding Flexjet that is not known to Subscriber and that may be material to a decision to enter into this transaction (“Excluded Information”), (B) Subscriber has determined to enter into this transaction notwithstanding its lack of knowledge of the Excluded Information, and (C) no Participant Company shall have liability to Subscriber, and Subscriber hereby to the extent permitted by law waives and releases any claims it may have against the Participant Companies with respect to the nondisclosure of the Excluded Information.

(k)                Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and a Participant Company or one of its respective representatives or affiliates and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the applicable Participant Company (or its respective representative or affiliate). Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l)                 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in SPAC’s filings with the SEC and the investor presentation dated October 11, 2022 made available to Subscriber by Flexjet prior to the execution of this Subscription Agreement. Subscriber understands the significant extent to which certain of the disclosures contained in SPAC’s filings with the SEC prior to the date hereof shall not apply following the consummation of the Transaction. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. No Participant Company nor any of its respective affiliates has offered Subscriber any tax advice relating to Subscriber’s investment in the Subscribed Shares, or made any representations, warranties or guarantees regarding the tax consequences of Subscriber’s investment in the Subscribed Shares.

(m)              Alone, or together with any professional advisors, Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Flexjet. Subscriber acknowledges specifically that a possibility of total loss exists.

(n)                Subscriber understands and agrees that no federal or state agency or any other government or Governmental Authority (whether foreign or domestic) has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(o)                Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the transactions contemplated hereby), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that the funds held by Subscriber and used to purchase the Subscribed Shares are derived from lawful activities. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions-related list of designated or blocked or restricted persons, (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region) or (iii) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (A) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (B) the European Union and enforced by its member states, (C) the United Nations and (D) Her Majesty’s Treasury.

(p)                Subscriber, together with its affiliates that will hold the Subscribed Shares, are not currently (and at all times through the Closing will refrain from being or becoming) members of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of Flexjet (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(q)                No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Flexjet as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Flexjet from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(r)                 If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither Flexjet, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(s)                 At the applicable date, Subscriber will have sufficient funds to pay the Purchase Price in escrow pursuant to Section 2.

(t)                 No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the entry into this Subscription Agreement by Subscriber or performance of its obligations hereunder.

(u)                At all times at or prior to the Closing, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed shares.

(v)                Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Participating Companies.

(w)              Subscriber is a United States citizen, as such term is defined and interpreted by courts of law, the United States Department of Transportation and the Federal Aviation Administration pursuant to federal law, including but not limited to, 42 U.S.C. 40102(a)(15).

Section 5.                Registration Rights. Without limitation of any obligations of Flexjet pursuant to the Registration Rights Agreement:

(a)                Flexjet shall, within 30 calendar days after the Closing (the “Filing Deadline”), file with the SEC (at Flexjet’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies Flexjet that it will “review” the Registration Statement) following the earlier of (A) the filing of the Registration Statement and (B) the Filing Deadline and (ii) the 5th Business Day after Flexjet is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Deadline”); provided, however, that Flexjet’s obligations to include Subscriber’s Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to Flexjet such information regarding Subscriber, the securities of Flexjet held by Subscriber and the intended method of disposition of the Subscribed Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Flexjet to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as Flexjet may reasonably request that are customary of a selling stockholder in similar situations. Flexjet agrees that, except for such times as Flexjet is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Flexjet will use its reasonable best efforts to, at its expense, cause such Registration Statement or another registration statement (which may be a “shelf registration statement”) to remain effective with respect to Subscriber, keep any qualification, exemption or compliance under state securities laws which Flexjet determines to obtain continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of (i) two years from effective date of the Registration Statement, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) on the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale, the amount of such securities that may be sold and without the requirement for Flexjet to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); provided that, Flexjet shall be entitled to delay the filing or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if (A) Flexjet’s board of directors reasonably determines that in order for the Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed, (B) the negotiation or consummation of a transaction by Flexjet or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Flexjet’s board of directors reasonably believes would require additional disclosure by Flexjet in the Registration Statement of material information that Flexjet has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Flexjet’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements or (C) in the reasonable judgment of the Flexjet’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Flexjet (such circumstance, a “Suspension Event”); provided, however, that Flexjet may not delay or suspend the Registration Statement on more than two occasions or for more than 90 consecutive calendar days, or more than 120 total calendar days, in each case during any 12-month period. Upon receipt of any written notice from Flexjet (which notice shall not contain any material non-public information regarding Flexjet) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which Flexjet agrees to promptly prepare) that corrects the misstatements or omissions referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Flexjet that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by Flexjet unless otherwise required by law or subpoena. If so directed by Flexjet, Subscriber will deliver to Flexjet or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (I) to the extent Subscriber is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (II) to copies stored electronically on archival servers as a result of automatic data back-up.

(b)                Flexjet shall promptly advise Subscriber:

(i)	when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii)	of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv)	of the receipt by Flexjet of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Flexjet shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding Flexjet other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (v) above constitutes material, nonpublic information regarding Flexjet or subjects the Subscriber to any duty of confidentiality.

(c)                Flexjet shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

(d)                Except for such times as Flexjet is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Subscription Agreement, Flexjet shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)                Flexjet shall use its reasonable best efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which the Flexjet Common Stock has been listed.

Section 6.                Termination. Except for Sections 6, 7 and 9, which shall survive any termination of this Subscription Agreement, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the BCA is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement, and (c) on September 30, 2023; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at Law or in equity to recover losses, liabilities or damages arising from such breach. Flexjet shall notify Subscriber of the termination of the BCA promptly after any termination thereof.

Section 7.                Trust Account Waiver. Subscriber hereby acknowledges that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders and certain other parties (including the underwriters of the IPO). Subscriber acknowledges that, in connection with the Transactions and as contemplated by the BCA, it is contemplated that the agreement governing the Trust Account will be assigned from SPAC to Flexjet with effect as of the consummation of the SPAC Merger. For and in consideration of Flexjet entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Flexjet, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the applicable terms of the SPAC’s Organizational Documents or the Amended and Restated Flexjet Charter and Amended and Restated Flexjet Bylaws in respect of any SPAC Class A Common Stock (prior to the closing of the SPAC Merger) or Flexjet Class A Common Stock (following the closing of the SPAC Merger) acquired by any means other than pursuant to this Subscription Agreement or any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of SPAC or Flexjet acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of SPAC or Flexjet. Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by Flexjet and its affiliates to induce Flexjet to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber under applicable Law.

Section 8.                Indemnity.

(a)                Flexjet agrees to indemnify and hold harmless, to the extent permitted by Law, the Subscriber, its directors, and officers, employees, and agents, and each person who controls the Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Subscriber (within the meaning of Rule 405 under the Securities Act), to the extent the Subscriber is a seller under the Registration Statement, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Flexjet by or on behalf of the Subscriber expressly for use therein.

(b)                The Subscriber agrees, in connection with any Registration Statement under which the Subscriber is a seller, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless Flexjet, its affiliates and its and its affiliates’ directors, officers, employees and agents, and each person who controls Flexjet (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances in which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained, in the case of an omission) in any information or affidavit so furnished by or on behalf of the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

(c)                Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)                The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares.

(e)                If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made (or not made, in the case of an omission) by, or relates to information supplied (or not supplied, in the case of an omission) by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the other limitations set forth in this Section 8, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8(e) by any seller of Subscribed Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Subscribed Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

Section 9.                Miscellaneous.

(a)                All notices, requests, demands, claims, and other communications hereunder shall be in writing and be deemed to have been duly given (i) when delivered in person, (ii) three Business Days after being sent, if sent by registered or certified mail return receipt requested, postage prepaid, (iii) one Business Day after being sent, if sent by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email with electronic confirmation of delivery, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)                Subscriber acknowledges that Flexjet and others have relied and will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 9(b) shall not give Flexjet or any third party any rights other than as expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify Flexjet if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that the purchase by Subscriber of Subscribed Shares from Flexjet will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by Subscriber as of the Closing. Flexjet acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of Flexjet contained in this Subscription Agreement. Prior to the Closing, Flexjet agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Flexjet set forth herein are no longer accurate in all material respects.

(c)                Each of Flexjet and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)                Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)                Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, of the Subscribed Shares until the consummation of the Transactions (or the earlier termination of this Subscription Agreement in accordance with its terms).

(f)                 Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to Flexjet hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, Flexjet may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity that controls, is under the control of, or is under common control with, Flexjet). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber, if any) or, with Flexjet’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(g)                All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h)                Flexjet may request from Subscriber such additional information as Flexjet may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested. Subscriber acknowledges that Flexjet may file a copy of the form of this Subscription Agreement with the SEC as an exhibit to a periodic report of Flexjet or a registration statement of Flexjet.

(i)                 This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(j)                 This Subscription Agreement constitutes the entire agreement between the parties hereto, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto with respect to the subject matter hereof.

(k)                Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Notwithstanding the foregoing, the parties hereto agree that each of the Participant Companies that is not a party hereto is an express third-party beneficiary of this Subscription Agreement (the “Beneficiaries”). Each of the parties hereto acknowledge and agree that each of the parties hereto and each of the Beneficiaries shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Flexjet to cause, or directly cause, Subscriber to fund the Purchase Price and cause the Closing to occur on the Subscription Closing Date. Each party hereto further agrees that none of the parties hereto or any of the Beneficiaries shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(k), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond of similar instrument.

(l)                 The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Flexjet shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (ii) not to assert that a remedy of specific enforcement pursuant to this Section 9(l) is unenforceable, invalid, contrary to applicable Law or inequitable for any reason; and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at Law would be adequate. In connection with any proceeding for which Flexjet is being granted an award of money damages, the Subscriber agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the consideration that is or was to be paid to Flexjet under the BCA, this Subscription Agreement or both, and such damages are not limited to an award of out-of-pocket fees and expenses related to the BCA and this Subscription Agreement.

(m)              In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(n)                 If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o)                No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p)                This Subscription Agreement may be executed and delivered in counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q)                This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

(r)                 EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS Section 9(r) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(s)                 The parties hereto agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties hereto also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(t)                 This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(u)                If, any change in SPAC Class A Common Stock (prior to the consummation of the SPAC Merger) or the Flexjet Class A Common Stock (following the consummation of the SPAC Merger) shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Subscribed Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

(v)                Subscriber hereby consents to the publication and disclosure in any press release issued by Flexjet, SPAC or any other Participant Company, any Form 8-K filed by Flexjet or SPAC with the SEC in connection with the execution and delivery of the BCA or the transactions contemplated thereby and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by the federal securities laws, exchange rules, the SEC or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by Flexjet or SPAC to any Governmental Authority or to any securityholders of Flexjet or SPAC) of Subscriber’s identity and beneficial ownership of the Subscribed Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by Flexjet or SPAC, a copy of this Subscription Agreement, all solely to the extent required by applicable law or any regulation or stock exchange listing requirement. Subscriber will promptly provide any information reasonably requested by Flexjet or SPAC for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Notwithstanding the foregoing, Flexjet shall provide to Subscriber a copy of any proposed disclosure relating to Subscriber in accordance with the provisions of this Section 9(v) in advance of any publication thereof and shall consider in good faith such revisions to such proposed disclosure as Subscriber shall reasonably request.

(w)              Flexjet shall issue, or shall cause SPAC to issue, by 9:00 a.m., New York City time, on the fourth Business Day immediately following the date hereof, one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and in connection with the Transaction. Upon the issuance of the Disclosure Document, to Flexjet’s knowledge, Subscriber (provided that Subscriber is not, or is not an affiliate of any person who is, an existing investor in Flexjet) shall not be in possession of any material, non-public information received from Flexjet, SPAC or their respective officers, directors, employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Flexjet, SPAC or any of their affiliates in connection with the Transactions.

(x)                The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Flexjet, or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or any other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow]

IN WITNESS WHEREOF, each the parties hereto have executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

FLEXJET, INC.

By:
Name:
Title:

Address for Notices:

Flexjet, Inc. Cuyahoga County Airport 26180 Curtiss Wright Parkway Cleveland, Ohio 44143 Attn: Kenneth Ricci

with a copy (not to constitute notice) to:

White & Case LLP 1221 Avenue of Americas New York, New York 10020-1095 Attention: Joel Rubinstein Daniel Nussen

Email: Joel.Rubinstein@whitecase.com
Daniel.Nussen@whitecase.com

and

Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Myles Pollin Email: mpollin@sidley.com

and

Sidley Austin LLP
2021 McKinney Avenue, Suite 2000
Dallas, Texas 75201
Attention: Bill Howell
Ryan Scofield
Email: bhowell@sidley.com
rscofield@sidley.com

Signature Page to Subscription Agreement

[SUBSCRIBER]

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:	______________________

Price Per Subscribed Share:	$10.00

Aggregate Purchase Price:	$____________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of Flexjet specified by Flexjet in the Closing Notice.

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Flexjet or acting on behalf of an affiliate of Flexjet.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

☐	Any entity in which all of the equity owners are accredited investors; or

☐	Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:
Print Name:

By:
Name:
Title: